UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2016

Lamb Weston Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-37830	61-1797411
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

599 S. Rivershore Lane Eagle, Idaho		83616
(Address of principal executive offices)		(Zip Code)

(208) 938-1047

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Separation and Distribution Agreement and Certain Other Separation-Related Agreements

On November 9, 2016, Conagra Brands, Inc. (formerly known as ConAgra Foods, Inc., “Conagra”) completed the previously announced spinoff of Lamb Weston Holdings, Inc. (the “Company”) through a distribution of 100% of Conagra’s interest in the Company to holders of shares of Conagra’s common stock (the “Spinoff”) as of 5:00 p.m., New York City time, on November 1, 2016 (the “Record Date”). On November 8, 2016, in connection with the Spinoff, the Company entered into several agreements with Conagra that govern the relationship of the parties following the Spinoff, including the following:

•	Separation and Distribution Agreement;

•	Tax Matters Agreement;

•	Employee Matters Agreement;

•	Transition Services Agreement; and

•	Trademark License Agreement.

Summaries of certain terms of these agreements can be found in the section entitled “Relationship with ConAgra After the Spinoff” in the Company’s Information Statement, filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10 (File No. 001-37830) (as amended, the “Registration Statement”) with the Securities and Exchange Commission, and are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of the Separation and Distribution Agreement, Tax Matters Agreement, Employee Matters Agreement, Transition Services Agreement and Trademark License Agreement, copies of which are filed as Exhibits 2.1, 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Senior Credit Facility

On November 9, 2016, the Company entered into a Credit Agreement (the “Credit Agreement”) among the Company, certain subsidiaries of the Company from time to time party thereto as guarantors, the institutions from time to time party thereto as Lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent for the Lenders (in such capacity, the “Agent”), providing for a $500.0 million multi-year multicurrency revolving credit facility, a $675.0 million term loan facility and, under certain circumstances, the ability to add incremental facilities in an aggregate amount of up to $600.0 million (collectively, the “Credit Facility”). The proceeds of the term loan under the Credit Facility were used to consummate the Spinoff, and the proceeds of revolving loans under the Credit Facility will be available for working capital and for general corporate purposes. Each of the revolving credit and term loan facilities has a current maturity date of November 9, 2021.

Borrowings under the Credit Facility bear interest at LIBOR or the Base Rate (each as defined in the Credit Agreement) plus an applicable margin ranging from 1.50% to 2.25% for LIBOR-based loans and from 0.50% to 1.25% for Base Rate-based loans, depending upon the Company’s total net leverage ratio.

The Credit Facility requires amortization repayments of the term loan facility, commencing on the last business day of March 2017, in equal quarterly installments in aggregate annual amounts equal to 5% of the original principal amount of such term loans, with the remaining principal balance payable on the maturity date (in each case, subject to adjustment for prepayments). There are no scheduled amortization of borrowings under the revolving credit facility, with the full outstanding balance payable on the maturity date.

The Credit Facility contains customary affirmative and negative covenants for agreements of this type. The Credit Facility also contains customary financial covenants including (a) a maximum total net leverage ratio initially set at 5.50 to 1.00 and stepping down to 5.25 to 1.00 after May 28, 2017, 5.00 to 1.00 after February 25, 2018, 4.75 to 1.00 after November 25, 2018 and 4.50 to 1.00 after August 25, 2019, and (b) a minimum interest expense coverage of 2.75 to 1.00.

The Credit Facility provides for customary events of default, including: nonpayment of principal, interest or fees; cross-defaults to other material debt; material inaccuracies of representations and warranties; failure to perform negative covenants; failure to perform other terms and conditions; events of bankruptcy and insolvency; material unsatisfied judgments; and change of control. Upon the occurrence of an event of default, the Agent may, and at the request of lenders holding more than 50% in principal amount of lender commitments and outstanding loans under the Credit Facility will, cause the maturity of the loans to be accelerated.

The Company’s obligations under the Credit Facility are unconditionally guaranteed by each of its existing and subsequently acquired or organized wholly-owned domestic restricted subsidiaries, excluding immaterial subsidiaries (with materiality determined on an individual and aggregate basis) and other subsidiaries as set forth in the Credit Agreement. The current guarantors are ConAgra Foods Lamb Weston, Inc., Lamb Weston Sales, Inc. and Lamb-Weston/Midwest, Inc. The Credit Facility is secured by security interests and liens on substantially all of the assets of the Company and each guarantor. Notwithstanding the foregoing, subject to certain conditions set forth in the Credit Agreement, if the Company’s non-credit enhanced debt securities have an investment grade rating, the liens securing the Credit Facility may be released at the Company’s option (but will be required to be reinstated if the Company’s non-credit enhanced senior secured debt securities no longer have an investment grade rating).

4.625% Senior Notes Due 2024 and 4.875% Senior Notes Due 2026

On November 9, 2016, the Company issued (i) $833.0 million aggregate principal amount of 4.625% senior notes due 2024 (the “2024 Notes”) pursuant to an indenture, dated as of November 9, 2016 (the “2024 Notes Indenture”), among the Company, as issuer, certain subsidiaries of the Company named therein as guarantors and Wells Fargo Bank, National Association, as trustee, and (ii) $833.0 million aggregate principal amount of 4.875% senior notes due 2026 (the “2026 Notes” and, collectively with the 2024 Notes, the “Notes”) pursuant to an indenture, dated as of November 9, 2016 (the “2026 Notes Indenture” and, together with the 2024 Notes Indenture, the “Indentures”), among the Company, as issuer, certain subsidiaries of the Company named therein as guarantors and Wells Fargo Bank, National Association, as trustee.

The Company’s obligations under the Notes are unconditionally guaranteed on a senior unsecured basis by each of its subsidiaries that guarantee the Company’s obligations under the Credit Facility.

The 2024 Notes bear interest at a rate of 4.625% per year, and the 2026 Notes bear interest at a rate of 4.875% per year. Interest payments on the Notes are due semi-annually each May 1 and November 1, with the first interest payment due on May 1, 2017. The 2024 Notes will mature on November 1, 2024, and the 2026 Notes will mature on November 1, 2026, unless earlier redeemed or repurchased, and are subject to the terms and conditions set forth in the applicable Indenture.

The Company may redeem some or all of the Notes at the redemption prices and on the terms specified in the applicable Indenture. If the Company experiences specific kinds of changes in control or the Company or any of its restricted subsidiaries sells certain of its assets, then the Company must offer to repurchase the Notes on the terms set forth in the applicable Indenture.

The Notes are subordinated to all of the Company’s existing and future secured debt, rank equally with all of its existing and future senior debt and rank senior to all of its existing and future subordinated debt. The guarantees of the Notes are subordinated to all of the guarantors’ existing and future secured debt, rank equally with all of their existing and future senior debt and rank senior to all of their existing and future subordinated debt. The Notes are structurally subordinated to all of the liabilities of the Company’s non-guarantor subsidiaries.

The Indentures limit the Company’s ability and the ability of its restricted subsidiaries to, among other things: incur, assume or guarantee additional indebtedness; pay distributions on, redeem or repurchase capital stock or redeem or repurchase subordinated debt; make loans and investments; incur or suffer to exist liens; sell, transfer or otherwise dispose of assets; enter into agreements that restrict distributions or other payments from restricted subsidiaries to the Company; engage in transactions with affiliates; designate subsidiaries as unrestricted or restricted; and consolidate, merge, amalgamate or transfer all or substantially all of the Company’s assets. If in the future the Notes have an investment grade credit rating by both Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services, and no default or event of default has occurred and is continuing under the applicable Indenture, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes are rated investment grade by the two rating agencies.

The Indentures contain customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): non-payment of principal or interest; breach of certain covenants contained therein; defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; the failure to pay certain final judgments; the failure of certain guarantees to be enforceable; and certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes of the applicable series may declare all the Notes of such series to be due and payable immediately.

General

Copies of the Credit Agreement, the 2024 Notes Indenture and the 2026 Notes Indenture are filed as Exhibits 10.5, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such documents, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the Agents, Lenders and initial purchasers of the Notes and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation. Certain of the initial purchasers or their affiliates are Agents and Lenders under the Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Credit Facility and the Indentures set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

On November 9, 2016, the Company issued approximately 146.0 million shares of the Company’s common stock to Conagra in connection with the Spinoff, and Conagra caused its distribution agent to distribute such shares of the Company’s common stock to Conagra’s shareholders who held Conagra shares, other than in respect of treasury shares held by Conagra, as of the Record Date. The information regarding the Spinoff in Item 1.01 is incorporated by reference into this Item 3.02. To the extent applicable, the issuance of shares by the Company to Conagra pursuant to the Spinoff was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of the Company (the “Board”) has appointed each of Charles A. Blixt, Thomas P. Maurer and Maria Renna Sharpe as directors of the Company effective November 8, 2016 (the “Effective Date”), each to serve until their respective successor is elected and qualified or until their respective earlier resignation or removal. Upon joining the Board, Mr. Blixt and Ms. Sharpe will each serve as members of the Compensation Committee and the Nominating and Corporate Governance Committee, with Mr. Blixt acting as Chair of the Nominating and Corporate Governance Committee. Mr. Maurer will serve on the Audit Committee.

As non-employee directors, Ms. Sharpe and Messrs. Blixt and Maurer will each receive compensation in the same manner as the Company’s other non-employee directors. Beginning in the Company’s 2017 fiscal year, each non-employee director will receive (i) a cash retainer in the amount of $90,000 per year, plus (ii) an equity retainer in the amount of $130,000 per year, plus (iii) a cash amount of $20,000, $15,000 or $15,000 per year if such member serves as a Chairperson of the Audit, Compensation or Nominating and Corporate Governance Committee, respectively, plus (iv) a cash amount of $20,000 per year if such member serves as the Lead Director, such amounts to be payable from time to time as may be determined by the Board or pursuant to the terms of any deferred compensation plan for directors that may be adopted.

The Board has determined that, as of the Effective Date, each of Ms. Sharpe and Messrs. Blixt and Maurer satisfies the definition of “independent director” under the listing standards of the New York Stock Exchange and the categorical independence standards contained in the Company’s Corporate Governance Principles.

Effective as of November 8, 2016, the Board approved the following compensation arrangements for Timothy R. McLevish, Executive Chairman, and Thomas P. Werner, President and Chief Executive Officer.

Mr. McLevish’s initial base salary will be $200,000. In addition, Mr. McLevish will be entitled to participate in the Company’s executive long-term incentive program, beginning in the Company’s 2017 fiscal year, subject to the terms and conditions established by the Compensation Committee. His participation in the program will provide an annual targeted opportunity equal to $2,600,000, vesting over three years. Mr. McLevish will also be eligible to participate in the Company’s health and welfare and retirement programs generally applicable to employees of the Company.

Mr. Werner’s initial base salary will be $725,000. He will also be eligible to participate in the Company’s annual and long-term incentive programs. He will initially participate in the annual incentive program with an annual target opportunity of 100% of his annual base salary, subject to achievement of the applicable performance conditions established by the Compensation Committee. In addition, Mr. Werner will be entitled to participate in the Company’s executive long-term incentive program, beginning in the Company’s 2017 fiscal year, subject to the terms and conditions established by the Compensation Committee. His participation in the program will provide an annual targeted opportunity equal to $2,550,000, vesting over three years. Mr. Werner will also be eligible to participate in the Company’s health and welfare and retirement programs generally applicable to employees of the Company.

Effective as of November 8, 2016, the Company also appointed Bernadette Madarieta, age 41, as Vice President and Controller of the Company. In her new role, Ms. Madarieta will act as the Company’s principal accounting officer. Prior to joining the Company, Ms. Madarieta served as Vice President and Controller of Packaging Corporation of America (a containerboard and corrugated packaging manufacturer) since October 2013. Previously, Ms. Madarieta was Vice President and Controller at Boise Inc. (a packaging and paper products manufacturer) from February 2011 to October 2013.

Ms. Madarieta’s initial base salary will be $335,000. She will also be eligible to participate in the Company’s annual and long-term incentive programs. She will initially participate in the annual incentive program with a target opportunity of 50% of her annual base salary, prorated for fiscal 2017 based on her days of employment, subject to achievement of the applicable performance conditions established by the Compensation Committee. In addition, Ms. Madarieta will be entitled to participate in the Company’s executive long-term incentive program, subject to the terms and conditions established by the Compensation Committee. Her participation in the program will provide an annual targeted opportunity equal to $200,000.

Ms. Madarieta will also receive a sign-on grant of restricted stock units with a grant date value equal to $200,000 that will vest on the third anniversary of the grant date, subject to the terms of the Company’s 2016 Stock Plan.

In addition, Ms. Madarieta will receive a sign-on cash payment of $75,000 (less required withholdings). Ms. Madarieta will also be eligible to participate in the Company’s health and welfare and retirement programs generally applicable to employees of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2016, the Company filed its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware, which became effective on November 8, 2016. The form of the Certificate of Incorporation was previously filed as Exhibit 3.1 to the Registration Statement. Among other things, the Certificate of Incorporation increased the Company’s authorized capital stock to 660,000,000 shares, comprised of 600,000,000 shares of common stock, par value $1.00 per share, and 60,000,000 shares of preferred stock, par value $1.00 per share. In addition, the Company’s Amended and Restated Bylaws (the “Bylaws”) became effective on November 8, 2016. The form of the Bylaws was previously filed as Exhibit 3.2 to the Registration Statement.

Summaries of certain provisions of the Certificate of Incorporation and Bylaws are contained in the “Description of Capital Stock” section of the Information Statement filed as Exhibit 99.1 to the Registration Statement and are incorporated herein by reference. Such summaries are qualified in their entirety by reference to the full text of the Certificate of Incorporation and Bylaws, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

3.1	Amended and Restated Certificate of Incorporation of Lamb Weston Holdings, Inc.

3.2	Amended and Restated Bylaws of Lamb Weston Holdings, Inc.

4.1	2024 Notes Indenture, dated as of November 9, 2016, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including form of note relating to the 2024 Notes).

4.2	2026 Notes Indenture, dated as of November 9, 2016, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including form of note relating to the 2026 Notes).

10.1	Tax Matters Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.2	Employee Matters Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.3	Transition Services Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.4	Trademark License Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.5	Credit Agreement, dated as of November 9, 2016, by and among the Company, the guarantors party thereto, the lenders named therein, and Bank of America, N.A., as Administrative Agent.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMB WESTON HOLDINGS, INC.

By:	/s/ Eryk J. Spytek
	Name:	Eryk J. Spytek
	Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: November 10, 2016

EXHIBIT INDEX

Exhibit Number	Description

2.1*	Separation and Distribution Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

3.1	Amended and Restated Certificate of Incorporation of Lamb Weston Holdings, Inc.

3.2	Amended and Restated Bylaws of Lamb Weston Holdings, Inc.

4.1	2024 Notes Indenture, dated as of November 9, 2016, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including form of note relating to the 2024 Notes).

4.2	2026 Notes Indenture, dated as of November 9, 2016, by and among the Company, the Guarantors (as defined therein) and Wells Fargo Bank, National Association, as trustee (including form of note relating to the 2026 Notes).

10.1	Tax Matters Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.2	Employee Matters Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.3	Transition Services Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.4	Trademark License Agreement, dated as of November 8, 2016, by and between ConAgra Foods, Inc. and the Company.

10.5	Credit Agreement, dated as of November 9, 2016, by and among the Company, the guarantors party thereto, the lenders named therein, and Bank of America, N.A., as Administrative Agent.

*	Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.